Filed pursuant to Rule 424(b)(5)

Registration No. 333-281668

Prospectus Supplement

(To Prospectus dated August 28, 2024)

ZETA NETWORK GROUP

(F.K.A COLOR STAR TECHNOLOGY CO., LTD.)

11,450,000 Class A Ordinary Shares

Ordinary Warrants to Purchase up to 45,800,000 Class A Ordinary Shares

Waiver Warrants to Purchase up to 11,450,000 Class A Ordinary Shares
45,800,000 Class A Ordinary Shares Issuable upon Exercise of the Ordinary Warrants

11,450,000 Class A Ordinary Shares Issuable upon Exercise of the Waiver Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, and a securities purchase agreement dated August 13, 2025 (the “Purchase Agreement”), we are offering (i) 11,450,000 Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) directly to certain institutional investors and accompanying warrants (the “Investor Warrants”) to purchase up to 11,450,000 Ordinary Shares; (ii) Waiver Warrants (the “Waiver Warrants,” together with the Investor Warrants, the “Warrants”) to purchase up to 2,862,500 Ordinary Shares to certain existing investors holding certain convertible notes (“Notes”) issued by the Company in January 2025 as consideration for waiving certain rights pursuant to the Notes. The Warrants will be immediately exercisable at an initial exercise price of $0.56 per share, and will expire 5 years from the date of issuance. The Warrants may, at any time following the closing of this offering and in the holders’ sole discretion, be exercised in whole or in part by means of a zero exercise price option, in which the holders will receive two (2) times the number of Ordinary Shares that would be issuable upon a cash exercise of the Warrants, without payment of additional consideration. In addition, the exercise price for the Warrants will be adjusted downward on the first trading day following the closing of this Offering to the price that is equal to 50% of the initial exercise price of the Warrants; and upon the adjustment to the exercise price for the Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Warrants will remain the same. Following the adjustment to the exercise price and assuming the election of the holders to use the zero exercise price option, the maximum number of Ordinary Shares issuable under the Investor Warrants and the Waiver Warrants are 45,800,000 and 11,450,000, respectively. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon the exercise of the Warrants.

For a more detailed description of the Warrants, see the section entitled “Description of Securities We Are Offering” beginning on page S-20. There is no established public trading market for the Warrants, and we do not expect such markets to develop. We do not intend to apply to list the Warrants on any securities exchange.

Our Ordinary Shares trade on the Nasdaq Capital Market under the symbol “ADD.” On August 12, 2025, the closing sale price of our Ordinary Shares was $0.56 per share.

As of August 13, 2025, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $15 million based on 14,588,231 outstanding Ordinary Shares held by non-affiliates, and a per share price of $1.03, which was the reported price on the Nasdaq Capital Market of our Ordinary Shares on June 24, 2025.

We have retained Maxim Group LLC to act as the exclusive placement agent to use its best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any securities in this offering. We will pay the placement agent a fee equal to the sum of 6.5% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agent for its reasonable out-of-pocket actual expenses of up to $50,000 for all costs and expenses incurred.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $120,000. We are not required to sell any specific number or dollar amount of the securities offered in this offering. After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds to us from this offering will be approximately $5.8 million, not including the exercise of any Warrants. The offering contemplated hereunder is expected to close on or about August 14, 2025, subject to the satisfaction of customary closing conditions.

	Per Share and Accompanying Investor Warrant	Total
Public offering price	$0.56	$6,412,000
Placement Agent’s fees(1)	$0.0364	$416,780
Proceeds, before expenses, to us	$0.5236	$5,995,220

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent, including expenses for which we have agreed to reimburse the placement agent.

Our business and holding our Ordinary Shares involve a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is August 13, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares and Warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or Warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 20, 2024, we filed with the SEC a registration statement on Form F-3 (File No. 333-281668) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 28, 2024. Under this shelf registration process, we may, from time to time, sell up to $100,000,000 in the aggregate of Ordinary Shares, debt securities, warrants, units and rights, of which approximately $64.6 million will remain available for sale following the offering and as of the date of this prospectus supplement, excluding the shares issuable upon exercise of the Warrants issued in this offering.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Color Star,” “we,” “us” or “our” refer to Color Star Technology Co., Ltd.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

●	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

●	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

●	our potential lack of revenue growth;

●	our potential inability to add new products and services that will be necessary to generate increased sales;

●	our potential lack of cash flows;

●	our potential loss of key personnel;

●	the availability of qualified personnel;

●	international, national regional and local economic political changes;

●	general economic and market conditions;

●	increases in operating expenses associated with the growth of our operations;

●	government regulations and other risks and uncertainties related to cryptocurrency mining;

●	our ability to meet Nasdaq continued listing standards in connection with the consummation of the offering contemplated herein;

●	our expectation that the offering will result in immediate and substantial dilution to the existing shareholders

●	our anticipated use of approximately 80% of the net proceeds from the offering to repay outstanding debts; and

●	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Color Star Technology Co., Ltd.”, “Color Star”, “we”, “us”, and “our” refer and relate to Color Star Technology Co., Ltd. and its consolidated subsidiaries.

Our Company

History and Development of the Company

We are an entertainment technology company with a global network that focuses on cryptocurrency mining and the application of technology and artificial intelligence in the entertainment industry, and primarily provide services via our wholly-owned subsidiaries, Color Metaverse and CACM Group NY, Inc. We have also commenced operations in our new cryptocurrency mining business in Kazakhstan since April 2025.

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand our business in the U.S. CACM has not commenced operations.

On December 27, 2018, we consummated a redomicile merger pursuant to which we merged with and into China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands exempted company and the surviving entity in the merger, pursuant to the terms and conditions of an Agreement and Plan of Merger adopted in July 2018. As a result of the merger, we are now governed by the laws of the Cayman Islands.

By special resolution of shareholders dated 28 June 2019, our name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd. On July 12, 2019, our Amended and Restated Memorandum and Articles of Association (“2019 Amended and Restated Memorandum and Articles”) was filed with the Registrar of Companies (Cayman Islands) and a Certificate of Incorporation on Change of Name for Huitao Technology Co. Ltd. was issued.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, we consummated the acquisition of Sunway Kids whereby we issued 1,989,262 ordinary shares and $2 million of cash to be paid in exchange for all of the issued and outstanding share capital of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Sunway Kids was established on February 29, 2012, under the laws of the British Virgin Islands as an offshore holding company. On August 23, 2018, Sunway Kids established its wholly-owned subsidiary, Brave Millenium Limited (“Brave Millenium”) under the laws of Hong Kong. On December 4, 2019, Brave Millenium established Chengdu Hengshanghui Intelligent Technology Co., Ltd. (“Chengdu Hengshanghui”) in China as a wholly foreign owned limited liability company (the “WFOE”). On December 9, 2019, Chengdu Hengshanghui entered into a series of variable interest entity agreements with Chengdu Hengshanghui Education Consulting Co., Ltd. (“Hengshanghui Education”). Through Sunway Kids and its variable interest entity Hengshanghui Education, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin established a limited liability company under the laws of New York, Baytao LLC (“Baytao”), which intended to be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

Prior to acquisition of Sunway Kids in February 2020, our core business has been the concrete business in China. Our concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction jobsites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of our deteriorating cash position, we defaulted on bank loans and experienced a substantial increase in contingent liabilities. As of December 31, 2019, there was a default on a bank loan of $24,345,129. As of December 31, 2019, Xin Ao was subject to several civil lawsuits for which we estimated that it is more than likely to pay judgments in the amount of approximately $6.8 million (including interest and penalties of $1.6 million). During the six months ended December 31, 2019 and 2018, there were additional estimated claims of approximately $0.3 million and $1.1 million, respectively. We believed it would be very difficult, if not impossible, to turn around the concrete business. As such, we had decided to dispose of the concrete business after the acquisition of Sunway Kids.

On May 6, 2020, we completed the disposition (the “Xin Ao Disposition”) of Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining our shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Xin Ao Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The proceeds of $600,000 from the Xin Ao Disposition have been used for our working capital and general corporate purposes.

By special resolution of shareholders dated April 27, 2020, our name was changed from Huitao Technology Co., Ltd. to Color Star Technology Co., Ltd. On May 1, 2020, our Amended and Restated Memorandum and Articles of Association (“2020 Amended and Restated Memorandum and Articles”) was filed with the Registrar of Companies (Cayman Islands) and a Certificate of Incorporation on Change of Name to “Color Star Technology Co., Ltd. was issued,

On May 7, 2020, we entered into a Share Exchange Agreement (“2020 Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, we shall acquire all of the outstanding issued shares and other equity interests in Color China from the Sellers (the “Acquisition”). On June 3, 2020, the transaction contemplated by the 2020 Exchange Agreement was consummated when we issued 4,633,333 ordinary shares to the Sellers and the Sellers transferred all of Color China’s issued and outstanding shares to us. Immediately after the Acquisition, we owned 100% of Color China. The Company planned to make Color China an emerging online performance and online education provider with a significant collection of performance specific assets.

On June 25, 2020, we and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, we should not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids had been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believed it would be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han, an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Sunway Kids for cash consideration of $2.4 million consisting of $400,000 which should be paid within a month of closing, and $2,000,000 to be paid in monthly installments of $200,000 over 10 months. Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, Yanliang Han became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids. By disposing Sunway Kids, we exited the business of preschool children online education service.

Effective October 1, 2020, we changed the ticker symbol of our ordinary shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” Our online platform “Color World” was the new focus of our business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. As of the date hereof, Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase, 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao LLC had no operation or asset. Upon completion of the sale, Baytao ceased to be our subsidiary.

On April 11, 2022, as approved by our shareholders, we amended the 2021 Amended and Restated Memorandum and Articles, which was duly filed with the Cayman Registrar on 29 August 2022 as the Fourth Amended and Restated Memorandum and Articles of Association (the “2022 Amended and Restated Memorandum and Articles”). Our authorized capital was $32,000,000 divided into 800,000,000 ordinary shares with a par value of $0.04 per share.

On September 3, 2022, Color Metaverse Pte. Ltd., our Singapore subsidiary, entered into a phone purchase agreement with Ziaul Haq for a quantity of 10,000 units of smart phones which shall be paid by the following methods: (i) $2,800,000 by cash and (ii) $2,200,000 to be paid with ordinary shares issued by us. The Share Consideration would be paid to Ziaul Haq at the trading price of the trading day immediately prior to the signing date. As of the date of this annual report, such shares have not been issued yet.

On September 26, 2022, we completed a 40-for-1 reverse share split of our ordinary shares, which was approved by our shareholders on April 11, 2022. As a result of the reverse share split, the number of ordinary shares outstanding was reduced from approximately 261,757,531 to approximately 6,543,938 ordinary shares, subject to rounding up of all fractional shares to the nearest whole share in lieu of such fractional shares. No preference shares were issued and outstanding then and there.

Effective November 1, 2022, we changed the ticker symbol of our ordinary shares traded on the Nasdaq Capital Market from “CSCW” to “ADD”, representing our hope that more and more will people join “Color World” and that our business will keep increasing.

On January 11, 2023, the Company, Color Sky Entertainment Limited, a Hong Kong corporation and the Company’s wholly owned subsidiary, and Tian Jie (the “Purchaser”), entered into a certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Color Sky in exchange for no consideration. Upon the closing of the transaction contemplated by the Disposition SPA, the Purchaser became the sole shareholder of Color Sky and as a result, assumed all assets and liabilities of Color Sky.

On March 24, 2023, we held our annual meeting of shareholders, pursuant to which the shareholders of the Company approved the proposal to amend the authorized share capital of the Company from US$32,000,000 divided into 800,000,000 Ordinary Shares with a par value of US$0.04 each; to 700,000,000 Class A Ordinary Shares with a par value of $0.04 each and 100,000,000 Class B Ordinary Shares with a par value of US$0.04 each, in each case having the rights and subject to the restrictions set out in the Fifth Amended and Restated Memorandum of Association and Articles of Association of the Company (the “2023 Amended and Restated Memorandum and Articles”).

On May 19, 2023, the Company entered into a certain concert cooperation agreement (“Agreement”) dated, by and among Rich America Inc., an Ohio corporation, (“Rich America”), Color Star DMCC, a United Arab Emirates corporation (“Color Star”) and the Company. Pursuant to the Agreement, Rich America agreed to have certain music artists represented by Rich America perform at nine concert events organized by Color Star to be held between May 2023 and March 2024 (the “Concerts’) for an aggregate consideration of US$8,000,000, to be paid in 6,400,000 restricted Class A Ordinary Shares, par value $0.04 per share, of the Company.

On December 17, 2023, the Company entered into certain copyright acquisition agreement, by and among Nine Star Parties and Entertainment LLC., an Ohio limited liability company, (“Nine Star”), the Company, and Color Star DMCC, a United Arab Emirates corporation (“Color Star DMCC”) and wholly owned subsidiary of the Company. Pursuant to the Agreement, Nine Star agreed to sell to Color Star DMCC all of Nine Star’s right, title and interests in and to 24 pieces of music works created by Nine Star (the “Works”), for an aggregate consideration of US$7,200,000, to be paid in 24,000,000 restricted Class A Ordinary Shares, par value $0.04 per share, of the Company. The 24,000,000 restricted Class A Ordinary Shares to be issued as consideration to Nine Star are exempt from registration pursuant to Regulation S of the Securities and Exchange Act of 1934. The transaction contemplated by the Copyright Agreement closed on December 19, 2023 when all of the closing conditions in the copyright acquisition agreement were satisfied.

On September 29, 2024, we held our 2024 annual meeting of shareholders, pursuant to which the shareholders of the Company approved the proposal to effect a reverse share split at a ratio of up to one-for-two hundred fifty (“2024 Reverse Split”), and immediately after the approval of the 2024 Reverse Split, the subdivision of the Company’s authorized share capital to US$32,000,000, divided into: (i) 280,000,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (ii) 40,000,000,000 Class B Ordinary Shares of US$0.0001 par value each.

On June 29, 2025, we held our 2025 annual meeting of shareholders, pursuant to which the shareholders of the Company approved the proposal to effect a reverse share split at a ratio of up to one-for-one hundred, at a date to be determined by the Board, with the exact ratios to be set at a whole number within this range, as determined by the Board in its sole discretion (“2025 Reverse Split”), and that the Company’s name be changed from “Color Star Technology Co., Ltd.” to “Zeta Network Group”.

Recent Developments

Loan Agreement and Share Cancellation

On July 25, 2025, the Company entered into a series of related agreements with BTC KZ, a company organized under the laws of Kazakhstan, and Ulife Media and Production International Limited (“ULife”), a wholly owned subsidiary of BTC KZ, in connection with the restructuring of the payment of consideration under a prior purchase and sale agreement dated February 26, 2025 (the “Purchase and Sale Agreement”) involving the acquisition of certain cryptocurrency mining machines (the “Transaction”).

As previously disclosed, under the original terms of the Purchase and Sale Agreement, the Company had agreed to pay to ULife a total of $9,000,000 in cash (the “Cash Consideration”) and 16,250,000 restricted Class A ordinary shares (the “Share Consideration”) for the purchase of 10,000 cryptocurrency mining machines (the “Equipment”). $3,400,000 of the Cash Consideration had been paid as of the date of this report. Due to regulatory concerns surrounding the issuance of the Share Consideration, the parties mutually agreed to cancel the Share Consideration and restructure the unpaid balance into a secured term loan arrangement.

As part of this restructuring, the Company entered into a secured term loan agreement with BTC KZ (the “Loan Agreement”) pursuant to which BTC KZ agreed to lend the Company $31,600,000 (the “Loan”). The Loan bears interest at a rate of 5% per annum, matures on July 24, 2028, and is repayable in equal quarterly installments of $2.85 million beginning September 30, 2025. The Company is also required to prepay the outstanding balance of the Loan with at least 50% of the net proceeds from any public or private equity offering. In connection with the Loan, the Company issued a promissory note to BTC KZ in the principal amount of $31,600,000 (the “Note”).

To secure the Company’s obligations under the Loan and the Note, the parties entered into a security agreement granting BTC KZ a first-priority security interest in the Equipment previously acquired under the Purchase and Sale Agreement (the Security Agreement”). The Equipment remains hosted in Kazakhstan pursuant to a hosting agreement dated March 20, 2025 between Model Queen Limited, a wholly owned subsidiary of the Company, and BTC KZ.

In addition, the Company, BTC KZ, and ULife entered into a redemption and share cancellation agreement (the “Share Cancellation Agreement”) pursuant to which the Share Consideration previously issued to ULife were redeemed and cancelled effective as of August 6, 2025. Following such cancellation, ULife relinquished all ownership and rights in the cancelled shares.

Following the share cancellation, the Company has 14,626,386 Class A ordinary shares and 12,000 Class B ordinary shares issued and outstanding.

Waiver from Noteholders and Issuance of Waiver Warrants

The Company entered into a waiver agreement (the “Waiver”) with certain existing holders of the Company’s Notes (the “Holders”) in connection with the Purchase Agreement. Under the Waiver, the Holders agreed to forgo certain notice, repayment and participation rights under the September 27, 2024 Securities Purchase Agreement (the “September Purchase Agreement”) by and among the Company and the Holders, in relation to the offering and a previously executed Secured Term Loan Agreement dated July 25, 2025.

As consideration for the waiver, the Holders will receive registered warrants to purchase up to an aggregate of 2,862,500 Class A ordinary shares, in the same form as the Investor Warrants issued as part of this offering.

Business Overview

We are an entertainment technology company with a global network that focuses on cryptocurrency mining and the application of technology and artificial intelligence in the entertainment industry, and primarily provide services via our wholly-owned subsidiaries, CACM Group NY and Color Star DMCC, Inc. We have also commenced operations in our new cryptocurrency mining business in Kazakhstan since April 2025. We strive to deliver world-class entertainment experiences and promoting entertainment exchange with our strong resources and deep connections in the industry.

We launched our online cultural entertainment platform, Color World, globally on September 10, 2020. We used to operate Color World by Color Sky Entertainment Limited, our subsidiary in Hong Kong, which was formerly known as Color China Entertainment Limited. After our internal reallocation of resources, since September 2022, we have operated Color World through Color Metaverse, our Singapore subsidiary. It used to be a platform primarily providing celebrity-led education services. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, Color World is operated by Color Star DMCC. We have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. In January 2022, Color World was transformed into the current version, a metaverse with “artificial intelligence + celebrity entertainment” as its core features. Since transforming into a metaverse platform, Color World has been inviting many global superstar celebrities to join the platform to expand on the celebrity content by creating more celebrity masterclasses, online virtual performances, celebrity merchandise, games and so on. We are keep adding new modules to Color World to enrich the metaverse community. In the future, we plan to add more virtual locations as well as digital products. As of the date of this report, we do not have any operations in the PRC.

We are committed to the development of entertainment technology and artificial intelligent technology. We strive to create a parallel world of entertainment, allowing more people to realize their dreams in the virtual entertainment world.

The following diagram illustrates our current corporate structure:

All subsidiaries are 100% wholly owned by the parent, unless otherwise indicated by the percentage on the chart.

Corporate Information

Our principal executive office is located at 80 Broad Street, 5th Floor, New York, NY 10005. Our telephone number is (929) 317-2699. We maintain a website at http://www.colorstarinternational.com/ that contains information about our Company, though no information contained on our website is part of this prospectus. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and reports on Form 6-K filed with the SEC are available, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

THE OFFERING

Ordinary Shares Offered by us Pursuant to this Prospectus Supplement	11,450,000 Ordinary Shares

Warrants

We are offering (i) Investor Warrants to purchase up to 11,450,000 Ordinary Shares; (ii) Waiver Warrants to purchase up to 2,862,500 Ordinary Shares to certain existing investors holding certain Notes issued by the Company in January 2025 as consideration for waiving certain rights pursuant to the Notes. The Warrants will be immediately exercisable at an initial exercise price of $0.56 per share, and will expire 5 years from the date of issuance. The Warrants may, at any time following the closing of this offering and in the holders’ sole discretion, be exercised in whole or in part by means of a zero exercise price option, in which the holders will receive two (2) times the number of Ordinary Shares that would be issuable upon a cash exercise of the Warrants, without payment of additional consideration. In addition, the exercise price for the Warrants will be adjusted downward on the first trading day following the closing of this Offering to the price that is equal to 50% of the initial exercise price of the Warrants; and upon the adjustment to the exercise price for the Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Warrants will remain the same.

This prospectus supplement also relates to the offering of our Ordinary Shares issuable upon exercise of the Warrants.

Use of proceeds	We are required to use 80% of the proceeds from the offering for partial repayment of certain outstanding debt and the remaining balance for general corporate purposes and working capital. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying prospectus, in our Annual Report on Form 20-F for the fiscal year ended June 30, 2024 and in the other documents incorporated by reference into this prospectus supplement.

Market for the Ordinary Shares and Warrants

Our Ordinary Shares are quoted and traded on the NASDAQ Capital Market under the symbol “ADD.”

However, there is no established public trading market for the Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have allocated 80% of the net proceeds from this offering for partial repayment of certain outstanding debt and the remaining balance for general corporate purposes and working capital. Accordingly, subject to any agreed upon contractual restrictions under the terms of the Purchase Agreement, our management will have some flexibility in applying the remaining net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Ordinary Shares.

The Ordinary Shares underlying the Warrants sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering. If there are significantly more Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell our Ordinary Shares.

The Warrants may be dilutive to holders of our Ordinary Shares.

The ownership interest of the existing holders of our Ordinary Shares will be diluted to the extent that the Warrants are exercised. The 57,250,000 Ordinary Shares underlying the Warrants will represent approximately 68.7% of our Ordinary Shares outstanding as of August 14, 2025 (including the 11,450,000 Ordinary Shares offered pursuant to this prospectus supplement and the 57,250,000 Ordinary Shares issuable upon exercise of the Warrants)

There is no public market for the Warrants to purchase our ordinary shares in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect such markets to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the N Warrants will be limited.

The planned reverse stock split may result in a decline in the trading price of our Ordinary Shares and could cause substantial dilution from warrant exercises.

On June 29, 2025, we held our 2025 annual meeting of shareholders, pursuant to which the shareholders of the Company approved the proposal to effect a reverse share split at a ratio of up to one-for-one hundred, at a date to be determined by the Board, with the exact ratios to be set at a whole number within this range, as determined by the Board in its sole discretion (“2025 Reverse Split”). The planned 2025 Reverse Split could be followed by a decline in the trading price of our Ordinary Shares. In addition, the issuance of Ordinary Shares underlying the Warrants after the reverse stock split could result in substantial dilution to existing shareholders, reducing their ownership percentage and potentially adversely affecting the market price of our Ordinary Shares.

RISKS RELATED TO OUR ORDINARY SHARES

There can be no assurance that our Class A ordinary shares will continue to be listed on NASDAQ, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

To continue listing our Class A ordinary shares on NASDAQ, we are required to demonstrate compliance with NASDAQ’s continued listing requirements, particularly the requirement to maintain a minimum $1.00 bid price per share. Historically, we received several notification letters from the Nasdaq Listing Qualifications Staff notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market set forth in the Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A).

On November 14, 2024, we received a letter from the Listings Qualifications Department of the NASDAQ Capital Market “Nasdaq”) notifying us that the minimum closing bid price per share for our Class A ordinary shares was below $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirement set forth in the Nasdaq Listing Rule 5550(a)(2). On December 2, 2024, we received a letter from Nasdaq stating that the Class A ordinary shares has been at $1.00 per share or greater for the last 10 consecutive business days and accordingly the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

However, we cannot assure you that we will continue to be able to meet NASDAQ’s other continued listing standards. If our Class A ordinary shares are delisted by NASDAQ, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	less liquid trading market for our securities;

●	more limited market quotations for our securities;

●	determination that our ordinary shares and/or warrants are a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	more limited research coverage by stock analysts;

●	loss of reputation; and

●	more difficult and more expensive equity financings in the future.

RISKS RELATED TO OUR CRYPTOCURRENCY BUSINESS

We face risks relating to the potential compromise of Bitcoin and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of Bitcoin and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. Bitcoin and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to the Bitcoin and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning Bitcoin and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Bitcoin network.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting Bitcoin and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the Bitcoin and other cryptocurrencies’ ecosystem.

There can be no assurance that Bitcoin and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the Bitcoin and other cryptocurrencies’ network may face challenges in adopting such technologies at scale, particularly given its decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of Bitcoin and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

Market manipulation activities within the cryptocurrency market may materially disrupt market integrity, reduce liquidity, and cause significant price volatility, adversely impacting our trading operations, revenue generation, and business, financial condition and results of operations.

The cryptocurrency market has historically been subject to a high risk of market manipulation. Unlike traditional securities and commodities markets, many cryptocurrency trading platforms operate without consistent oversight or comprehensive regulatory frameworks, particularly those located outside the United States. As a result, these markets are more vulnerable to manipulative practices such as spoofing, wash trading, front-running, and pump-and-dump schemes. Such activities can distort price discovery, create artificial trading volumes, and contribute to extreme volatility.

Furthermore, cryptocurrency markets lack the transparency and market surveillance mechanisms that are typical of regulated exchanges. Certain market participants may possess significant concentrations of digital assets (commonly referred to as “whales”), enabling them to influence market prices through large transactions. The presence of unregulated trading venues, opaque order books, and limited enforcement against manipulative behavior heightens the risk of market distortions. These factors could materially and adversely affect the liquidity, price stability, and integrity of cryptocurrency markets, thereby negatively impacting the value of our digital asset holdings and our business, financial condition and results of operations.

We face significant risks relating to the ongoing evolution of our business model and inherent future uncertainties, which could materially impair our ability to execute our strategy, achieve profitability, and adversely affect our business, financial condition and results of operations.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, financial condition and results of operations.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in crypto-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. To the extent that such events may happen to us, and we are unable to secure alternative services, they could have a material adverse effect on our business, financial condition and results of operations and potentially the value of any Bitcoin or other cryptocurrencies we acquire or hold for our own account.

Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies is essential to the widespread acceptance of cryptocurrencies as a means of payment, including Bitcoin. Many cryptocurrency networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that a network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. There is, however, no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency transactions will be effective.

If adoption of cryptocurrencies, including Bitcoin, as a means of payment does not occur on the schedule or scale we anticipate, the demand for cryptocurrencies, including Bitcoin, may stagnate or decrease, which could adversely affect future cryptocurrencies, including Bitcoin, prices, and our results of operations and financial condition, which could have a material adverse effect on the market price for our securities.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

Bitcoin and other digital assets, such as BNB and Solana, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. as well as the laws and regulations in China and Hong Kong.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, within the past several years: President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries; the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin; in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency; in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency; in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”; in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin, as well as our ability to hold or transact in Bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a cryptocurrency strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to Bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

Due to the unregulated nature and lack of transparency surrounding the operations of many trading venues Bitcoin and other cryptocurrencies we hold, these trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in such trading venues and adversely affect the value of Bitcoin or other cryptocurrencies we hold.

The trading venues or other cryptocurrencies we hold are relatively new and, in many cases, unregulated. Furthermore, there are many such trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in these trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more such trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the Bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the Bitcoin market than is commonly understood. Any actual or perceived wash trading in the Bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Bitcoin. Negative perception, a lack of stability in the broader Bitcoin markets and the closure, temporary shutdown or operational disruption of Bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Bitcoin and the broader Bitcoin ecosystem and greater volatility in the price of Bitcoin. As the price of our listed securities could be affected by the value of our cryptocurrencies holdings, the failure of a major participant in the ecosystem of Bitcoin or other cryptocurrencies we hold could have a material adverse effect on the market price of our listed securities.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin or other cryptocurrencies we hold and adversely affect our business

The emergence or growth of digital assets other than Bitcoin or other cryptocurrencies we hold may have a material adverse effect on our financial condition. As of December 31, 2024, Bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to Bitcoin.

Other alternative digital assets that compete with Bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to Bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of Bitcoin or other cryptocurrencies we hold to decrease, which could have a material adverse effect on our business, financial condition and results of operations.

Our cryptocurrency holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents

Historically, the Bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Bitcoin or other cryptocurrency at favorable prices or at all. As a result, our cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of such cryptocurrencies has declined significantly. If we are unable to sell our Bitcoin or other cryptocurrencies, enter into additional capital raising transactions, including capital raising transactions using Bitcoin as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our Bitcoin or other cryptocurrencies at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our policies or our cryptocurrency strategy, our use of leverage, the manner in which our Bitcoin or other cryptocurrency is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our cryptocurrency holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin or other cryptocurrencies.

While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the U.S. federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our cryptocurrency strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business. In addition, if Bitcoin is determined to constitute a security for purposes of the U.S. federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our listed securities.

Our custodially-held Bitcoin or other cryptocurrencies may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If our custodially-held Bitcoin or other cryptocurrencies are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin or other cryptocurrencies and this may ultimately result in the loss of the value related to some or all of such assets. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry , the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, and the filing and subsequent settlement of a civil fraud lawsuit have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin or other cryptocurrencies, they have, in the short-term, likely negatively impacted the adoption rate and use of Bitcoin or other cryptocurrencies. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin or other cryptocurrencies, limit the availability to us of financing collateralized by such assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Bitcoin. Even if we are able to prevent our Bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our Bitcoin or other cryptocurrencies held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our listed securities.

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Regulatory change reclassifying Bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Bitcoin and the market price of our Ordinary Shares.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus supplement.

While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in Bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our Bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if Bitcoin a is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As Bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. See “Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If Bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock. See “Regulatory change reclassifying Bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Bitcoin and the market price of our Ordinary Shares” above.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement, after deducting the placement agent fees and other estimated expenses of this offering payable by us, will be approximately $5.8 million.

We are required to use 80% the proceeds from the offering for partial repayment of certain outstanding debt and the remaining balance for general corporate purposes and working capital. Except for the foregoing, we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of the balance of such proceeds after the repayment of certain outstanding debt.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Payments of dividends to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis, as adjusted basis to give effect to the issuance of 2,250,000 Class A Ordinary Shares in connection with acquisition of intangible assets in January 2025;

●	on a pro forma basis, as adjusted basis to give effect to the issuance of 8,320,284 Class A Ordinary Shares between January 2025 through July 2025 in connection with the conversion of convertible notes; and

●	on a pro forma as adjusted basis, as adjusted basis to reflect the issuance of 11,450,000 Class A Ordinary Shares at the offering price of $0.56 per Class A Ordinary Share and accompanying warrant issued in this offering, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	December 31, 2024
	Actual	Pro forma as Adjusted
	US$	US$
Equity
Class A Ordinary shares, par value $0.0001 per share: 280,000,000,000 shares authorized, 4,056,102 shares issued and outstanding, actual; 26,076,386 shares issued and outstanding, pro forma as adjusted (unaudited)	405	2,607
Class B Ordinary shares, par value $0.0001 per share: 40,000,000,000 shares authorized, 12,000 shares issued and outstanding, actual and as adjusted (unaudited)	1	1
Additional paid-in capital	240,770,452	263,552,644
Deferred share compensation	(3,607)	(3,607)
Deficit	(234,903,246)	(234,903,246)
Accumulated other comprehensive income	5	5
Total equity	5,864,010	28,648,404
Total capitalization	5,864,010	28,648,404

The above discussion and table exclude: (i) 2,467,692 Ordinary Shares issuable upon exercise of the warrants issued on January 16, 2025 offered in the third closing of a registered direct offering pursuant to a certain securities purchase agreement dated September 27, 2024, as amended (the “Sept. 2024 SPA”); (ii) Ordinary Shares issuable upon conversion of the convertible notes issued on January 16, 2025 offered in the third closing of a registered direct offering pursuant to the Sept. 2024 SPA; and (iii) up to 57,250,000 Ordinary Shares issuable upon exercise of the Warrants offered in this offering.

DILUTION

Our net tangible book value as of December 31, 2024 was $5,804,732, or $1.43 per Ordinary Share. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the number of Ordinary Shares outstanding as of December 31, 2024. Net tangible book value dilution per Ordinary Share to new investors represents the difference between the amount per Ordinary Share paid by purchasers in this offering and the net tangible book value per Ordinary Share immediately after completion of this offering.

After giving effect to (i) the issuance of 2,250,000 Class A Ordinary Shares in connection with acquisition of intangible assets in January 2025; and (ii) the issuance of 8,320,284 Class A Ordinary Shares between January 2025 through July 2025 in connection with the conversion of convertible notes; our pro forma net tangible book value as of December 31, 2024 would have been US$14,663,906, or US$1.00 per share

After giving effect to the sale of the 11,450,000 Class A Ordinary Shares at the offering price of $0.56 per Class A Ordinary Share, and after deducting estimated offering expenses, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been $20,489,126 or $0.79 per share. This represents an immediate dilution in net tangible book value of $0.21 per share to our existing stockholders and an immediate increase in net tangible book value of $0.23 per share to purchasers in this offering, as illustrated in the following table:

Purchase price per share	$0.56
Net tangible book value per share as of December 31, 2024	$1.43
Dilution in net tangible book value per share attributable to the pro forma adjustments described above	$(0.43)
Pro forma net tangible book value per share as of December 31, 2024	$1.00
Dilution per share attributable to pro forma existing holders of ordinary shares	$(0.21)
Pro forma as adjusted net tangible book value per share after this offering	$0.79
Increase per share to new investors	$0.23

The above discussion and table exclude: (i) 2,467,692 Ordinary Shares issuable upon exercise of the warrants issued on January 16, 2025 offered in the third closing of a registered direct offering pursuant to a certain securities purchase agreement dated September 27, 2024, as amended (the “Sept. 2024 SPA”); (ii) Ordinary Shares issuable upon conversion of the convertible notes issued on January 16, 2025 offered in the third closing of a registered direct offering pursuant to the Sept. 2024 SPA; and (iii) up to 57,250,000 Ordinary Shares issuable upon exercise of the Warrants offered in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering 11,450,000 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares are described under Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on October 17, 2024.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and being issued to the investors (with some exceptions noted below) are summarized below. The form of Warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

The Warrants will have an initial exercise price of $0.56 per Ordinary Share, subject to a reset on August 15, 2025, to $0.28, which is 50% of the initial exercise price. When the exercise price is reduced on the reset date, the number of Ordinary Shares issuable upon exercise will be proportionally increased so that the aggregate exercise price remains the same. The Warrants are exercisable immediately upon issuance and will expire five years from the initial exercise date. They may be exercised for cash, on a cashless basis if there is no effective registration statement available for the underlying shares, or through a “zero cash” exercise (which entitles the holder to twice the number of shares as a cashless exercise). The exercise price and the number of shares issuable are subject to adjustment upon certain events, including stock dividends, stock splits, combinations, reclassifications, pro rata rights offerings, or similar transactions.

Holders may exercise their Warrants by delivering a notice of exercise and paying the exercise price in cash (unless a cashless or zero cash exercise is elected). The Company will deliver the Ordinary Shares issuable upon exercise within one trading day (or the standard settlement period) of receiving a notice of exercise, subject to timely payment of the exercise price, and will pay liquidated damages for any late delivery. The Warrants may be exercised in whole or in part, and any unexercised portion will remain outstanding until the expiration date. The exercisability of the Warrants is subject to a beneficial ownership limitation of 4.99% (which may be increased to 9.99% upon 61 days’ prior notice).

The Warrants include customary provisions for fundamental transactions (including mergers, sales of substantially all assets, or changes in control), under which holders will be entitled to receive the same consideration they would have received if they had exercised the Warrants immediately before such transaction, or, at their option, require the Company or its successor to repurchase the Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion. The Warrants are transferable in accordance with applicable laws, may be divided or combined, and do not confer any rights as a stockholder until exercised. The Ordinary Shares issuable upon exercise will be duly authorized, validly issued, fully paid and non-assessable. The Company will reserve the number of Ordinary Shares issuable upon exercise of all outstanding Warrants.

The above summaries of certain terms and provisions of the Warrants are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which will be filed as exhibits to a Report of Foreign Issuer on Form 6-K with the SEC. You should review the copies of such documents before you invest in our securities.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764.

Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “ADD”.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of August 13, 2025. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We entered into securities purchase agreements with the investors on August 13, 2025, pursuant to which we agreed to issue to the investors up to an aggregate of approximately $6.4 million of Ordinary Shares and accompanying Warrants.

We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We expect delivery of our Ordinary Shares and Warrants issued and sold in this offering to occur on August 14, 2025, subject to the satisfaction of customary closing conditions.

We have agreed to pay the placement agent upon the closing a cash fee equal to 6.5% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to reimburse the placement agent for the actual and reasonable expenses incurred by it in connection with the offering, not to exceed $50,000.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $5.8 million.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

For a period of two (2) months from the closing of the offering, (the “Closing”), we have granted the placement agent the right of first refusal to act as to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all such future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such two (2) month period.

Our executive officers, directors and affiliates who are the holders of our Ordinary Shares, as of the pricing date of the Closing, have agreed, subject to certain conditions and exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of thirty days from the Closing. We, and any successor, agree, subject to certain exceptions, not to for a period of thirty days from the Closing (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

In addition, we also agreed with the purchasers that for a period of thirty days from the Closing, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” as defined in the securities purchase agreements.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares and warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

LEGAL MATTERS

Certain legal matters relating to the offering of Ordinary Shares under this prospectus supplement will be passed upon for us by Conyers Dill & Pearman LLP with respect to matters of Cayman Islands law and by Hunter Taubman Fischer & Li LLC with respect to matters of U.S. law. The placement agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of our Company for the year ended June 30, 2024, June 30, 2023 and June 30, 2022 appearing in our annual report on Form 20-F for the fiscal year ended June 30, 2023 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as set forth in the report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on October 17, 2024;

(2)	our Reports on Form 6-K, filed with the SEC on November 26, 2024, December 3, 2024, December 23, 2024; January 17, 2025; January 23, 2025; February 6, 2025; March 14, 2025; March 14, 2025; March 18, 2025; March 20, 2025; May 30, 2025; June 2, 2025; June 3, 2025; June 4, 2025; June 25, 2025; July 3, 2025; August 6, 2025; and August 13, 2025 and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-34515) filed with the Commission on October 30, 2009, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 80 Broad Street, 5th Floor, New York, NY 10005, Attention: Samantha Huang, (929) 317-2699.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to Ordinary Shares and warrants offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our Ordinary Shares, warrants and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 80 Broad Street, 5th Floor, New York, NY 10005, Attention: Samantha Huang, (929) 317-2699.

We maintain a corporate website at http://www.colorstarinternational.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Conyers Dill & Pearman LLP, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

Color Star Technology Co., Ltd.

$100,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A ordinary shares, par value $0.04 per share (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares, or debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ADD.” On August 16, 2024, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.69 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $ 100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “ADD,” “Color Star,” “we,” “us,” “our,” “the Company” or similar words refer to Color Star Technology Co., Ltd., together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“we,” “us,” “our,” “Color Star,” or “the Company,” refers to Color Star Technology Co., Ltd., a Cayman Islands exempted company, its predecessor entities and its subsidiaries;

●	“CACM” refers to CACM Group NY, Inc.

●	“China” or “PRC” refers to People’s Republic of China, and for the purpose of this annual report, excludes Taiwan, Hong Kong and Macau;

●	“Color Metaverse” refers to Color Metaverse Pte. Ltd.;

●	“Color World” refers to the ColorWorld Metaverse platform;

●	“HK$” refers to Hong Kong dollars, the lawful currency of Hong Kong;

●	“Hong Kong” or “HK” or “Hong Kong S.A.R.” refers to the Hong Kong Special Administrative Region of the PRC;

●	“RMB” or “Renminbi” refers to the legal currency of China and “$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

We are an entertainment technology company with a global network that focuses on the application of technology and artificial intelligence in the entertainment industry, and primarily provide services via our wholly-owned subsidiaries, Color Metaverse and CACM Group NY, Inc.

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand our business in the U.S. CACM has not commenced operations.

On December 27, 2018, we consummated a redomicile merger pursuant to which we merged with and into China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands exempted company and the surviving entity in the merger, pursuant to the terms and conditions of an Agreement and Plan of Merger adopted in July 2018. As a result of the merger, we are now governed by the laws of the Cayman Islands.

By special resolution of shareholders dated 28 June 2019, our name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd. On July 12, 2019, our Amended and Restated Memorandum and Articles of Association (“2019 Amended and Restated Memorandum and Articles”) was filed with the Registrar of Companies (Cayman Islands) and a Certificate of Incorporation on Change of Name for Huitao Technology Co. Ltd. was issued.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, we consummated the acquisition of Sunway Kids whereby we issued 1,989,262 ordinary shares and $2 million of cash to be paid in exchange for all of the issued and outstanding share capital of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Sunway Kids was established on February 29, 2012, under the laws of the British Virgin Islands as an offshore holding company. On August 23, 2018, Sunway Kids established its wholly-owned subsidiary, Brave Millenium Limited (“Brave Millenium”) under the laws of Hong Kong. On December 4, 2019, Brave Millenium established Chengdu Hengshanghui Intelligent Technology Co., Ltd. (“Chengdu Hengshanghui”) in China as a wholly foreign owned limited liability company (the “WFOE”). On December 9, 2019, Chengdu Hengshanghui entered into a series of variable interest entity agreements with Chengdu Hengshanghui Education Consulting Co., Ltd. (“Hengshanghui Education”). Through Sunway Kids and its variable interest entity Hengshanghui Education, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin established a limited liability company under the laws of New York, Baytao LLC (“Baytao”), which intended to be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

Prior to acquisition of Sunway Kids in February 2020, our core business has been the concrete business in China. Our concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction jobsites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of our deteriorating cash position, we defaulted on bank loans and experienced a substantial increase in contingent liabilities. As of December 31, 2019, there was a default on a bank loan of $24,345,129. As of December 31, 2019, Xin Ao was subject to several civil lawsuits for which we estimated that it is more than likely to pay judgments in the amount of approximately $6.8 million (including interest and penalties of $1.6 million). During the six months ended December 31, 2019 and 2018, there were additional estimated claims of approximately $0.3 million and $1.1 million, respectively. We believed it would be very difficult, if not impossible, to turn around the concrete business. As such, we had decided to dispose of the concrete business after the acquisition of Sunway Kids.

On May 6, 2020, we completed the disposition (the “Xin Ao Disposition”) of Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining our shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Xin Ao Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The proceeds of $600,000 from the Xin Ao Disposition have been used for our working capital and general corporate purposes.

By special resolution of shareholders dated April 27, 2020, our name was changed from Huitao Technology Co., Ltd. to Color Star Technology Co., Ltd. On May 1, 2020, our Amended and Restated Memorandum and Articles of Association (“2020 Amended and Restated Memorandum and Articles”) was filed with the Registrar of Companies (Cayman Islands) and a Certificate of Incorporation on Change of Name to “Color Star Technology Co., Ltd. was issued,

On May 7, 2020, we entered into a Share Exchange Agreement (“2020 Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, we shall acquire all of the outstanding issued shares and other equity interests in Color China from the Sellers (the “Acquisition”). On June 3, 2020, the transaction contemplated by the 2020 Exchange Agreement was consummated when we issued 4,633,333 ordinary shares to the Sellers and the Sellers transferred all of Color China’s issued and outstanding shares to us. Immediately after the Acquisition, we owned 100% of Color China. The Company planned to make Color China an emerging online performance and online education provider with a significant collection of performance specific assets.

On June 25, 2020, we and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, we should not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids had been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believed it would be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han, an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Sunway Kids for cash consideration of $2.4 million consisting of $400,000 which should be paid within a month of closing, and $2,000,000 to be paid in monthly installments of $200,000 over 10 months. Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, Yanliang Han became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids. By disposing Sunway Kids, we exited the business of preschool children online education service.

Effective October 1, 2020, we changed the ticker symbol of our ordinary shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” Our online platform “Color World” was the new focus of our business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. As of the date hereof, Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase, 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao LLC had no operation or asset. Upon completion of the sale, Baytao ceased to be our subsidiary.

On April 11, 2022, as approved by our shareholders, we amended the 2021 Amended and Restated Memorandum and Articles, which was duly filed with the Cayman Registrar on 29 August 2022 as the Fourth Amended and Restated Memorandum and Articles of Association (the “2022 Amended and Restated Memorandum and Articles”). Our authorized capital was $32,000,000 divided into 800,000,000 ordinary shares with a par value of $0.04 per share.

On September 3, 2022, Color Metaverse Pte. Ltd., our Singapore subsidiary, entered into a phone purchase agreement with Ziaul Haq for a quantity of 10,000 units of smart phones which shall be paid by the following methods: (i) $2,800,000 by cash and (ii) $2,200,000 to be paid with ordinary shares issued by us. The Share Consideration would be paid to Ziaul Haq at the trading price of the trading day immediately prior to the signing date. As of the date of this annual report, such shares have not been issued yet.

On September 26, 2022, we completed a 40-for-1 reverse share split of our ordinary shares, which was approved by our shareholders on April 11, 2022. As a result of the reverse share split, the number of ordinary shares outstanding was reduced from approximately 261,757,531 to approximately 6,543,938 ordinary shares, subject to rounding up of all fractional shares to the nearest whole share in lieu of such fractional shares. No preference shares were issued and outstanding then and there.

Effective November 1, 2022, we changed the ticker symbol of our ordinary shares traded on the Nasdaq Capital Market from “CSCW” to “ADD”, representing our hope that more and more will people join “Color World” and that our business will keep increasing.

On January 11, 2023, the Company, Color Sky Entertainment Limited, a Hong Kong corporation and the Company’s wholly owned subsidiary, and Tian Jie (the “Purchaser”), entered into a certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Color Sky in exchange for no consideration. Upon the closing of the transaction contemplated by the Disposition SPA, the Purchaser became the sole shareholder of Color Sky and as a result, assumed all assets and liabilities of Color Sky.

On March 24, 2023, we held our annual meeting of shareholders, pursuant to which the shareholders of the Company approved the proposal to amend the authorized share capital of the Company from US$32,000,000 divided into 800,000,000 Ordinary Shares with a par value of US$0.04 each; to 700,000,000 Class A Ordinary Shares with a par value of $0.04 each and 100,000,000 Class B Ordinary Shares with a par value of US$0.04 each, in each case having the rights and subject to the restrictions set out in the Fifth Amended and Restated Memorandum of Association and Articles of Association of the Company (the “2023 Amended and Restated Memorandum and Articles”).

On May 19, 2023, the Company entered into a certain concert cooperation agreement (“Agreement”) dated, by and among Rich America Inc., an Ohio corporation, (“Rich America”), Color Star DMCC, a United Arab Emirates corporation (“Color Star”) and the Company. Pursuant to the Agreement, Rich America agreed to have certain music artists represented by Rich America perform at nine concert events organized by Color Star to be held between May 2023 and March 2024 (the “Concerts’) for an aggregate consideration of US$8,000,000, to be paid in 6,400,000 restricted Class A Ordinary Shares, par value $0.04 per share, of the Company.

On December 17, 2023, the Company entered into certain copyright acquisition agreement, by and among Nine Star Parties and Entertainment LLC., an Ohio limited liability company, (“Nine Star”), the Company, and Color Star DMCC, a United Arab Emirates corporation (“Color Star DMCC”) and wholly owned subsidiary of the Company. Pursuant to the Agreement, Nine Star agreed to sell to Color Star DMCC all of Nine Star’s right, title and interests in and to 24 pieces of music works created by Nine Star (the “Works”), for an aggregate consideration of US$7,200,000, to be paid in 24,000,000 restricted Class A Ordinary Shares, par value $0.04 per share, of the Company. The 24,000,000 restricted Class A Ordinary Shares to be issued as consideration to Nine Star are exempt from registration pursuant to Regulation S of the Securities and Exchange Act of 1934. The transaction contemplated by the Copyright Agreement closed on December 19, 2023 when all of the closing conditions in the copyright acquisition agreement were satisfied.

Business Overview

We are an entertainment technology company with a global network that focuses on the application of technology and artificial intelligence in the entertainment industry, and primarily provide services via our wholly-owned subsidiaries, CACM Group NY and Color Star DMCC, Inc. We strive to deliver world-class entertainment experiences and promoting entertainment exchange with our strong resources and deep connections in the industry.

We launched our online cultural entertainment platform, Color World, globally on September 10, 2020. We used to operate Color World by Color Sky Entertainment Limited, our subsidiary in Hong Kong, which was formerly known as Color China Entertainment Limited. After our internal reallocation of resources, since September 2022, we have operated Color World through Color Metaverse, our Singapore subsidiary. It used to be a platform primarily providing celebrity-led education services. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, Color World is operated by Color Star DMCC. We have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. In January 2022, Color World was transformed into the current version, a metaverse with “artificial intelligence + celebrity entertainment” as its core features. Since transforming into a metaverse platform, Color World has been inviting many global superstar celebrities to join the platform to expand on the celebrity content by creating more celebrity masterclasses, online virtual performances, celebrity merchandise, games and so on. We are keep adding new modules to Color World to enrich the metaverse community. In the future, we plan to add more virtual locations as well as digital products. As of the date of this report, we do not have any operations in the PRC.

We are committed to the development of entertainment technology and artificial intelligent technology. We strive to create a parallel world of entertainment, allowing more people to realize their dreams in the virtual entertainment world.

The following diagram illustrates our current corporate structure:

All subsidiaries are 100% wholly owned by the parent, unless otherwise indicated by the percentage on the chart.

Corporate Information

Our principal executive office is located at 80 Broad Street, 5th Floor, New York, NY 10005. Our telephone number is (929) 317-2699. We maintain a website at http://www.colorstarinternational.com/ that contains information about our Company, though no information contained on our website is part of this prospectus. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and reports on Form 6-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on November 14, 2023, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our 2023 Amended and Restated Memorandum and Articles, the Companies Act (As Revised) of the Cayman Islands, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which are shares are traded.

As of the date hereof, the authorized share capital of the Company is USD$32,000,000.00 divided into 700,000,000.00 Class A Ordinary shares with a nominal or par value of USD$0.04 and 100,000,000 Class B ordinary shares, par value $0.04 each, (the “Class B Ordinary Shares”, together with “Class A Ordinary Shares”, the “Ordinary Shares”). The increase of the authorized share capital was approved by the special resolution of Shareholders passed on March 24, 2023. As of August 13, 2024, 52,886,224 Class A Ordinary Shares are issued and outstanding and 1,200,000 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

Ordinary Shares

The following are summaries of material provisions of our 2023 Amended and Restated Memorandum and Articles, corporate governance policies and the Companies Act (As Revised) of the Cayman Islands insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company

Under our 2023 Amended and Restated Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital

The holders of our Class A Ordinary Shares are entitled to one vote for each such share held and the holders of our Class B Ordinary Shares are entitled to twenty votes for each such share held. The holders of our Ordinary Shares shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of the 2023 Amended and Restated Memorandum and Articles, to vote thereat.

The Class B Ordinary shares shall be convertible into Class A Ordinary shares at any time by the holder thereof on an one-for-one basis. The right to convert shall be exercisable by the holder of the Class B Ordinary shares delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary shares into Class A Ordinary shares.

The number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder thereof or an Affiliate or such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person or entity that is not an Affiliate of such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary shares shall be automatically converted into the same number of Class A Common shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act (As Revised) of the Cayman Islands and to our 2023 Amended and Restated Memorandum and Articles.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to twenty votes. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded by the chairman or persons holding certain amounts of shares as set forth in the 2023 Amended and Restated Memorandum and Articles. Actions that may be taken at a general meeting also may be taken by a unanimous resolution of the shareholders in writing.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy shall be a quorum provided always that if the Company has one member of record the quorum shall be that one member present in person or by proxy. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast.

A special resolution of members is required to change the name of the Company, approve a merger, wind up the Company, amend the 2023 Amended and Restated Memorandum and Articles and reduce the share capital.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act (As Revised) of the Cayman Islands or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act (As Revised) of the Cayman Islands. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our 2023 Amended and Restated Memorandum and Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our 2023 Amended and Restated Memorandum and Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the 2023 Amended and Restated Memorandum and Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may, issue preferred shares without action by our shareholders to the extent such preferred shares have already been authorized and created under the Company’s memorandum and articles of association but unissued shares available.

Anti-Takeover Provisions

Some provisions of our 2023 Amended and Restated Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our 2023 Amended and Restated Memorandum and Articles); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our 2023 Amended and Restated Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than one-fourth (twenty-five percent) of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our 2023 Amended and Restated Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act (As Revised) of the Cayman Islands to call shareholders’ annual general meetings. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our 2023 Amended and Restated Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than one-fourth (twenty-five percent) of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our 2023 Amended and Restated Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act (As Revised) of the Cayman Islands, including the filing an annual return of its shareholders with the Registrar of Companies;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Act (As Revised) of the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our 2023 Amended and Restated Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Material Differences between U.S. Corporate Law and Cayman Islands Corporate Law

The Companies Act (As Revised) of the Cayman Islands is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act (As Revised) of the Cayman Islands differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (As Revised) of the Cayman Islands.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current 2023 Amended and Restated Memorandum and permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the 2023 Amended and Restated Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current 2023 Amended and Restated Memorandum and Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, 2023 Amended and Restated Memorandum and Articles do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the 2023 Amended and Restated Memorandum and Articles does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the 2023 Amended and Restated Memorandum and Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (As Revised) of the Cayman Islands and the 2023 Amended and Restated Memorandum and Articles, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the 2023 Amended and Restated Memorandum and Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current 2023 Amended and Restated Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our 2023 Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the 2023 Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s M&As, a copy must be filed with the Registrar of Companies of the Cayman Islands. After such resolution and amendment to the Company’s M&As in accordance with and following filing amended and restated M&As with the Registrar of Companies of the Cayman Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Ordinary Shares, preferred shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares or preferred shares purchasable upon exercise, if any.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation. Its address is 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 and its telephone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “ADD.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended June 30, 2023, June 30, 2022 and June 30, 2021 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended June 30, 2023, June 30, 2022, and June 30, 2021 are included in our Annual Report on Form 20-F for the year ended June 30, 2023, filed on November 14, 2023, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended June 30, 2023, filed with the SEC on November 14, 2023;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 21, 2023, December 19, 2023, December 29, 2023, January 26, 2024, July 1, 2024 and August 15, 2024;

(3)	our Registration Statement on Form F-4, as amended, filed with the SEC on September 20, 2018; and

(4)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-34515) filed with the Commission on October 30, 2009, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 80 Broad Street, 5th Floor, New York, NY 10005, Attention: Louis Luo, (929) 317-2699.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at  http://www.colorstarinternational.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Conyers Dill & Pearman LLP, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

11,450,000 Class A Ordinary Shares

Ordinary Warrants to Purchase up to 45,800,000 Class A Ordinary Shares

Waiver Warrants to Purchase up to 11,450,000 Class A Ordinary Shares

45,800,000 Class A Ordinary Shares Issuable upon Exercise of the Ordinary Warrants

11,450,000 Class A Ordinary Shares Issuable upon Exercise of the Waiver Warrants

Color Star Technology Co., Ltd.

Prospectus Supplement

Maxim Group LLC

August 13, 2025